UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    March 22, 2011

CTD HOLDINGS, INC.
(Exact name of small business issuer as specified in its charter)

Florida	000-30451	59-3029743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27317 N.W. 78th Avenue High Springs, FL		32643
(Address of principal executive offices)		(Zip Code)
(386) 454-0887
(Issuer’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2011, CTD Holdings, Inc. (the “Company”) entered into a new $425,000 credit facility with SunState Federal Credit Union (the “Lender”).  The credit facility consists of (i) a $325,000 term loan (the “Term Loan”) and (i) a $100,000 revolving line of credit (the “Credit Line”).  Borrowings under the Term Loan accrue interest at 6.5% per annum; and borrowings under the Credit Line accrue interest at 6.5% per annum through March 23, 2011 and thereafter at the Wall Street Journal U.S. Prime Rate plus 2% per annum, subject to a floor of 6.5% per annum.   The Term Loan is payable over five years in monthly installments of approximately $2,830 with a final balloon payment of approximately $250,920 due on March 22, 2016 or, at the Lender’s option, upon the earlier sale of the Company’s property located at 27317 N.W.78th Avenue, High Springs, Florida (the “Property”).  The Credit Line is payable upon demand.

The obligations under the Term Loan and the Credit Line are guaranteed by C.E. Rick Strattan, the Company’s President and Chief Executive Officer, and secured by substantially all of the Company’s assets.

The Term Loan and the Credit Line may be prepaid, in whole or in part, without penalty.  The Term Loan and the Credit Line contain customary events of default, with corresponding cure periods, including, payment defaults.  The mortgage also contains customary covenants including, among others, limitations on the Company’s right to grant liens and negative pledges.

The Term Loan proceeds will be used for the installation of manufacturing equipment in the Company's Aquaplex® cyclodextrin-complex manufacturing plant located in Alachua, Florida. The Credit Line will be used to provide working capital for general business purposes, including purchasing raw material for the manufacturing plant.

The foregoing description does not purport to be a complete description of the terms of the credit facility and is qualified in its entirety by reference to the documents attached hereto as Exhibits 10.1 through 10.10 (collectively, the “Documents”) and incorporated herein by reference.

The Documents are provided to give investors information regarding the Documents’ respective terms.  They are not provided to give investors factual information about the Company or any other parties thereto.  In addition, the representations, warranties and covenants contained in the Documents were made only for purposes of those Documents and as of specific dates, were solely for the benefit of the parties to those Documents, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Documents.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties of the Documents instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Persons reviewing the Documents are not third-party beneficiaries under the Documents and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Commercial Loan Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.2	Promissory Note dated March 22, 2011 in the principal amount of $325,000 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.3	Security Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.4	Mortgage dated March 22, 2011 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.5	Assignment of Leases and Rents dated March 22, 2011 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.6	Guaranty dated March 22, 2011 made by C.E. Rick Strattan in favor of SunState Federal Credit Union.

10.7	Commercial Loan Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.8	Promissory Note dated March 22, 2011 in the principal amount of $100,000 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.9	Security Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.10	Guaranty dated March 22, 2011 made by C.E. Rick Strattan in favor of SunState Federal Credit Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD HOLDINGS, INC.

By:	/s/ C.E. Rick Strattan
Name:	C.E. Rick Strattan
Title:	Chief Executive Officer

Date:  March 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commercial Loan Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.2	Promissory Note dated March 22, 2011 in the principal amount of $325,000 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.3	Security Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.4	Mortgage dated March 22, 2011 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.5	Assignment of Leases and Rents dated March 22, 2011 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.6	Guaranty dated March 22, 2011 made by C.E. Rick Strattan in favor of SunState Federal Credit Union.

10.7	Commercial Loan Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.8	Promissory Note dated March 22, 2011 in the principal amount of $100,000 made by CTD Holdings, Inc. in favor of SunState Federal Credit Union.

10.9	Security Agreement dated March 22, 2011 by and between CTD Holdings, Inc. and SunState Federal Credit Union.

10.10	Guaranty dated March 22, 2011 made by C.E. Rick Strattan in favor of SunState Federal Credit Union.